UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12
BANKFINANCIAL CORPORATION

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April 30, 2013
Dear Fellow Stockholder:
On behalf of the Board of Directors of BankFinancial Corporation (the “Company”), I cordially invite you to attend our 2013 Annual Meeting of Stockholders. The meeting will be held at the Holiday Inn Chicago-Willowbrook-Hinsdale, 7800 South Kingery Highway (Route 83), Willowbrook, Illinois, on Tuesday, June 25, 2013, at 11:00 A.M., Chicago, Illinois Time.
At the Annual Meeting, our stockholders will vote on the election of two directors, the ratification of the engagement of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013, and an advisory, non-binding resolution to approve our executive compensation.
The Board of Directors, acting on the recommendations of the Corporate Governance and Nominating Committee, has nominated John M. Hausmann and Glen R. Wherfel to serve as directors of the Company for three-year terms. Each nominee is a current director of the Company and our banking subsidiary, BankFinancial, F.S.B.
The Board of Directors recommends that you vote your shares as follows: FOR the election of our two director nominees; FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013; and FOR the approval on an advisory, non-binding basis of our executive compensation.
We are enclosing a Proxy Statement and our 2012 Annual Report for your review and consideration, as well as a proxy card for your use in voting your shares of the Company’s common stock.
Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement, and then complete, sign and date the proxy card and return it to us in the enclosed postage-paid envelope as promptly as possible. As an alternative, you may authorize the voting of your shares by proxy by following the Internet or telephone proxy authorization instructions appearing on the proxy card.
By voting your shares promptly, you will help us reduce the time and expense of soliciting proxies, and you will also ensure that your shares are represented at the Annual Meeting.
Thank you in advance for your attention to this important matter. We are most appreciative of your continued interest and support as stockholders of the Company and as valued customers of BankFinancial, F.S.B.
Very truly yours,

F. Morgan Gasior
Chairman and Chief Executive Officer

BANKFINANCIAL CORPORATION
15W060 North Frontage Road
Burr Ridge, Illinois 60527
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 25, 2013
To the Stockholders of BankFinancial Corporation:
Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of BankFinancial Corporation, a Maryland corporation, will be held at the Holiday Inn Chicago-Willowbrook-Hinsdale, 7800 South Kingery Highway (Route 83), Willowbrook, Illinois, on Tuesday, June 25, 2013, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.
The purpose of the Annual Meeting is to consider and act upon the following, as described more fully in the accompanying Proxy Statement:

1.	To elect two directors for a three-year term and until their successors are duly elected and qualify;

2.	To ratify the engagement of Crowe Horwath LLP as the independent registered public accounting firm of BankFinancial Corporation for the year ending December 31, 2013;

3.	To consider an advisory, non-binding resolution to approve our executive compensation; and

4.
To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof; the Board of Directors and management are not aware of any such other business.

Accompanying this Notice of Annual Meeting are a Proxy Statement, our 2012 Annual Report, and a proxy card for your use in authorizing the voting of your shares of BankFinancial Corporation common stock by proxy.
The Board of Directors has fixed the close of business on April 22, 2013 as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any such adjournments or postponements. In the event that there are not sufficient votes to establish a quorum or to approve the foregoing proposals at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned or postponed.
By Order of the Board of Directors
James J. Brennan
Secretary
Burr Ridge, Illinois
April 30, 2013
YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY AUTHORIZE THE VOTING OF YOUR SHARES BY PROXY BY FOLLOWING THE INTERNET OR TELEPHONE PROXY AUTHORIZATION INSTRUCTIONS APPEARING ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY TAKING THE ACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

2013 PROXY STATEMENT

PROXY STATEMENT
BankFinancial Corporation
15W060 North Frontage Road
Burr Ridge, Illinois 60527

ANNUAL MEETING OF STOCKHOLDERS
June 25, 2013
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BankFinancial Corporation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held at the Holiday Inn Chicago-Willowbrook-Hinsdale, 7800 South Kingery Highway (Route 83), Willowbrook, Illinois, on Tuesday, June 25, 2013, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.
This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to the stockholders of BankFinancial Corporation on or about April 30, 2013. Whether or not you plan to attend the Annual Meeting, please read this Proxy Statement, and then complete, date and sign your proxy card and return it to us in the accompanying envelope as promptly as possible. No postage is necessary if you mail it in the United States. You may also authorize the voting of your shares by proxy by following the Internet or telephone proxy authorization instructions appearing on the proxy card.
An Annual Report for the year ended December 31, 2012, which contains audited consolidated financial statements and other information pertaining to BankFinancial Corporation, accompanies this Proxy Statement.
THE COMPANY
BankFinancial Corporation, a Maryland corporation headquartered in Burr Ridge, Illinois, became the owner of all of the issued and outstanding capital stock of BankFinancial, F.S.B. (the “Bank”) on June 23, 2005, when it consummated a plan of conversion and reorganization that the Bank and its predecessor holding companies, BankFinancial MHC, Inc. (“BankFinancial MHC”) and BankFinancial Corporation, a federal corporation, adopted on August 25, 2004. BankFinancial Corporation, the Maryland corporation, was organized in 2004 to facilitate the mutual-to-stock conversion, and to become the holding company for the Bank upon the completion of the mutual-to-stock conversion.
BankFinancial Corporation, the Maryland corporation, did not engage in any business prior to, and the separate corporate existences of BankFinancial MHC and BankFinancial Corporation, the federal corporation, ceased upon the completion of the mutual-to-stock conversion on June 23, 2005. Consequently, the words “Company,” “we” and “our,” as used in this Proxy Statement, are intended to refer to BankFinancial MHC, BankFinancial Corporation, the federal corporation, and their subsidiaries with respect to matters and time periods occurring on or before June 23, 2005, and to BankFinancial Corporation, the Maryland corporation, and its subsidiaries with respect to matters and time periods occurring after that date.

VOTING AND RELATED MATTERS
The following is information regarding the Annual Meeting and the voting process.
Why am I receiving this Proxy Statement and proxy card?
You are receiving this Proxy Statement and a proxy card from us because at the close of business on April 22, 2013, the record date for the Annual Meeting, you owned shares of our common stock, par value $0.01, either directly or through a broker. This Proxy Statement describes the matters that will be presented for consideration by our stockholders at the Annual Meeting. It also gives you information concerning the matters to be considered at the Annual Meeting to assist you in making an informed decision.
When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, you should complete, sign and return your proxy card in advance of the Annual Meeting in case your plans change.
If you have signed and returned the proxy card and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her discretion.
What matters will be voted on at the Annual Meeting?
You are being asked to vote on the election of our two director nominees; the ratification of the engagement of Crowe Horwath LLP (“Crowe Horwath”) as our independent registered public accounting firm for the year ending December 31, 2013; and an advisory, non-binding resolution to approve our executive compensation. These matters are more fully described in this Proxy Statement.
How do I vote?
You may use the mail, the telephone or the Internet to authorize the voting of your shares by proxy, or you may vote your shares in person at the Annual Meeting.
To use the mail to authorize the voting of your shares by proxy, please complete and sign the enclosed proxy card and mail it back to us in the enclosed pre-addressed envelope. No postage is required if the envelope is mailed in the United States.
To use the telephone or the Internet to authorize the voting of your shares by proxy, please follow the instructions appearing on your proxy card.
To vote in person, you must come to the Annual Meeting. We will distribute written ballots to any stockholder as of the record date who wants to vote at the Annual Meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a proxy from your broker in order to vote in person at the Annual Meeting.
If you mark your proxy card to indicate how you want your shares voted, and you sign and return your proxy card in the manner provided in this Proxy Statement, your shares will be voted as you instruct. If you sign and return your proxy card, but do not mark the proxy card to provide voting instructions, the shares represented by your proxy card will be voted “FOR” all of the director nominees named in this Proxy Statement, “FOR” the ratification of the engagement of Crowe Horwath, and “FOR” the approval of our executive compensation.
What does it mean if I receive more than one proxy card?
It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted, or alternatively, use the telephone or the Internet to authorize the voting of all of your shares by proxy.
If I hold shares in the name of a broker, who votes my shares?
If you received this Proxy Statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.
Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of an independent registered public accounting firm, but cannot vote on non-routine matters such as the election of directors and advisory, non-binding votes on executive compensation unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote.” At the Annual Meeting, broker non-votes will not affect the outcome of the voting, as described below under “How many votes are needed for each proposal?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures so that your shares will be voted at the Annual Meeting.

What if I change my mind after I return my proxy card?
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•
signing another proxy card with a later date and returning the new proxy card by mail to our stock transfer agent and registrar, Computershare Trust Company, N.A., or by sending it to us to the attention of the Secretary of the Company, provided that the new proxy card is actually received by the Secretary before the polls close;

•	sending notice addressed to the attention of the Secretary of the Company that you are revoking your proxy, provided that the notice is actually received by the Secretary before the polls close;

•	following the instructions for telephone or Internet voting appearing on your proxy card; or

•	voting in person at the Annual Meeting in accordance with the established voting rules and procedures.
If you hold your shares in the name of a broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.
Please mail any new proxy cards to Proxy Services, in care of Computershare Trust Company, N.A., at P.O. Box 43101, Providence, Rhode Island 02940-5067. You may send the notice described above or new proxy card to us as follows: BankFinancial Corporation, 15W060 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary.
How many votes do we need to hold the Annual Meeting?
A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. Abstentions and broker non-votes are considered present at the Annual Meeting and are counted in determining whether or not a quorum is present.
Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a signed proxy form or other proxy.
At the close of business on April 22, 2013, the record date, there were 21,072,966 shares of our common stock, par value $0.01, issued and outstanding. Therefore, at least 10,536,484 shares need to be present at the Annual Meeting in person or by proxy in order for us to hold the Annual Meeting and conduct business.
What happens if a nominee is unable to stand for election?
The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for the substitute nominee designated by the Board of Directors. Proxies cannot be voted for more than two nominees. We have no reason to believe that any nominee will be unable to stand for election.
What options do I have in voting on each of the proposals?
Election of Directors (Proposal 1). You may mark the “FOR” box on your proxy card to vote for all director nominees, mark the “FOR ALL EXCEPT” box on your proxy card to vote for all nominees other than any nominee that you specify on your proxy card, or mark the “WITHHOLD” box to withhold your vote for all director nominees.
Ratification of Independent Registered Public Accounting Firm (Proposal 2). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the ratification engagement of Crowe Horwath.
Advisory, Non-Binding Vote on Executive Compensation (Say-On-Pay) (Proposal 3). You may cast your advisory, non-binding vote “FOR” or “AGAINST”, or you may “ABSTAIN” from voting on the compensation of the Company’s named executive officers. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.
Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of Crowe Horwath, and “FOR” the approval of the compensation of the Company’s named executive officers.
How many votes may I cast?
Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you.
Are there any limits on the voting of shares?
As provided in Section F of Article 6 of our Charter, record holders of common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. Our Board of Directors is authorized to construe and apply the provisions of Section F of Article 6 of the Charter, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person. Further, the Board of Directors is authorized to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by us in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Section F of Article 6 of the Charter.
How many votes are needed for each proposal?
The two individuals receiving the highest number of votes cast “FOR” their election will be elected as our directors, without regard to shares as to which the “FOR ALL EXCEPT” or "WITHHOLD" box has been selected on the proxy card.
The ratification of the engagement of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2013 will require the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card.
The approval of the advisory, non-binding vote on executive compensation will require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card.
Shares represented by broker non-votes and abstentions are considered present at the Annual Meeting for the purposes of determining whether or not a quorum is present, but such shares are not considered votes cast and will have no effect on the outcome of the election of directors, the ratification of the engagement of Crowe Horwath, and the advisory, non-binding resolution to approve our executive compensation.
Where do I find the voting results of the Annual Meeting?
We intend to announce voting results at the Annual Meeting or at any postponements or adjournments thereof. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”).
Who bears the cost of soliciting proxies?
The Company will pay all costs of soliciting proxies. The Company has retained AST Phoenix Advisors to assist with the solicitation of proxies for a fee of $7,500, plus reimbursable out-of-pocket expenses and telephone solicitation fees. In addition, we may also use our officers and employees to solicit proxies either personally, or by telephone, e-mail, the Internet, letter or facsimile. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.
How does the Board recommend that I vote?
The Board of Directors recommends that you vote “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of Crowe Horwath, and “FOR” the approval of the compensation of the Company’s named executive officers.
What are the directions to the Annual Meeting location?
The Annual Meeting will be held at the Holiday Inn Chicago-Willowbrook-Hinsdale, 7800 South Kingery Highway (Route 83), Willowbrook, Illinois, on Tuesday, June 25, 2013, at 11:00 A.M., Chicago, Illinois Time. The directions to the Annual Meeting are:
From the north (O’Hare Airport), take I-294 south to I-55, take I-55 south to the north Kingery Highway (Route 83) exit, go north on Kingery Highway for approximately  1/4 mile to the first traffic light (Midway Drive), turn right (east) on Midway Drive and then make an immediate right turn (south) onto Frontage Road. The hotel will be on your left (east).
From the south, take I-294 north to I-55, take I-55 south to the north Kingery Highway (Route 83) exit, go north on Kingery Highway for approximately  1/4 mile to the first traffic light (Midway Drive), turn right (east) on Midway Drive and then make an immediate right turn (south) onto Frontage Road. The hotel will be on your left (east).
From the east (Downtown Chicago), take I-55 south to the north Kingery Highway (Route 83) exit, go north on Kingery Highway for approximately  1/4 mile to the first traffic light (Midway Drive), turn right (east) on Midway Drive and then make an immediate right turn (south) onto Frontage Road. The hotel will be on your left (east).
From Midway Airport, take Cicero Avenue north two miles to I-55 south, take I-55 south to the north Kingery Highway (Route 83) exit, go north on Kingery Highway for approximately  1/4 mile to the first traffic light (Midway Drive), turn right (east) on Midway Drive and then make an immediate right turn (south) onto Frontage Road. The hotel will be on your left (east).
From the west, take I-55 north to the north Kingery Highway (Route 83) exit, go north on Kingery Highway for approximately  1/4 mile to the first traffic light (Midway Drive), turn right (east) on Midway Drive and then make an immediate right turn (south) onto Frontage Road. The hotel will be on your left (east).

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting
The SEC has adopted e-proxy rules that require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this year’s Annual Meeting Proxy Statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials on the Internet, we are also mailing a full set of our proxy materials to our stockholders.
Our Proxy Statement for the 2013 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (which is our 2012 Annual Report) and the accompanying form of proxy are available online at www.RRDEZProxy.com/2013/BankFinancial.
We are mailing on or about April 30, 2013 a full set of our printed proxy materials to stockholders of record as of April 22, 2013. On April 30, 2013, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referenced above. These proxy materials will be available free of charge.
If you have any questions or need assistance in submitting your proxy, voting your shares or need additional copies of this Proxy Statement or the enclosed proxy card, please contact our proxy solicitor, AST Phoenix Advisors, toll-free, at (877) 478-5038.
ELECTION OF DIRECTORS; INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS
There are seven members of the Board of Directors, which is divided into three classes. The Bylaws of the Company establish the initial terms of office for each class of directors and provide that directors are elected for a term of office that will expire at the third succeeding Annual Meeting of Stockholders following their election, with each director to hold office until his or her successor is duly elected and qualifies.
At the Annual Meeting, the stockholders of the Company will be requested to elect one class of directors consisting of two directors. The Corporate Governance and Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, John M. Hausmann and Glen R. Wherfel for election as directors in this class of directors for a term of office that will expire at the Annual Meeting of Stockholders in 2016 and until their successors are duly elected and qualify.
The proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting “FOR” the election of the above two nominees as directors, provided that your proxy will not be voted in favor of any nominee for which your proxy vote has been withheld. If a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by all such proxies will be voted for the election of such replacement nominee as the Board of Directors, acting on the recommendation of the Corporate Governance and Nominating Committee, may designate. At this time, the Board of Directors knows of no reason why any of the nominees might be unable or unwilling to stand for election as a director, or to serve as a director if elected.
The table below sets forth certain information regarding the members of the Board of Directors, including their years of service and terms of office. Except as indicated elsewhere in this Proxy Statement, there are no arrangements or understandings between any of the directors or nominees and any other person pursuant to which such directors or nominees were selected.

Name	Position(s) Held in the Company	Director Since (1)	Term of Class to Expire
NOMINEES
John M. Hausmann, C.P.A.	Director	1990	2013
Glen R. Wherfel, C.P.A.	Director	2001	2013

CONTINUING DIRECTORS
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	1983	2014
Joseph A. Schudt	Director	1992	2014
Cassandra J. Francis	Director	2006	2015
Thomas F. O’Neill	Director	2012	2015
Terry R. Wells	Director	1994	2015

(1)
Denotes the earlier of the year the individual became a director of BankFinancial, F.S.B. or the year the individual became a director of the Company or its predecessors, BankFinancial MHC and BankFinancial Corporation, the federal corporation. Except for Glen R. Wherfel, Cassandra J. Francis and Thomas F. O’Neill, each individual has served as a director of the Company since its formation in 2004. Mr. Wherfel was appointed to the Board of Directors of the Company on May 18, 2006; Ms. Francis was appointed to the Board of Directors of the Company on September 27, 2006, and Mr. O’Neill was elected to the Board of Directors of the Company on June 26, 2012.

Nominees
The business experience for at least the past five years of each nominee for election to the Board of Directors and the qualifications of each nominee to serve as a director are set forth below, in each case as of April 22, 2013.
John M. Hausmann, C.P.A. Age 57. Mr. Hausmann has been a self-employed certified public accountant since 1980. Prior to that time, he was an accountant with Arthur Andersen. Mr. Hausmann is a member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountant Society. He has been a director of the Company since its formation in 2004, and of the Bank since 1990. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Hausmann is the Chairman of the Audit Committees of the Company and the Bank, and is a member of the Executive Committees of the Company and the Bank.
Mr. Hausmann brings to the Board, among other skills and qualifications, a comprehensive understanding of accounting, auditing and taxation principles based on his many years of experience as a certified public accountant. His experience as a member of the Audit Committee has provided him with a thorough knowledge of the Company’s internal controls and internal and external audit procedures. His tax and accounting practice and longtime residency in the Bank’s southernmost market territory have also provided him with a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.
Glen R. Wherfel, C.P.A. Age 63. Mr. Wherfel has been a principal in the accounting firm of Wherfel & Associates since 1984. Mr. Wherfel was a director of Success National Bank from 1993 to 2001, and of Success Bancshares from 1998 to 2001. He was the Chairman of Success National Bank’s Loan Committee and a member of its Asset Liability Management Committee. Mr. Wherfel has been a director of the Company since 2006, and of the Bank since 2001. Mr. Wherfel is a member of the Asset Quality Committee of the Bank, and has been a member of the Audit Committee of the Company since the Company’s 2012 Annual Meeting of Stockholders.
Mr. Wherfel brings to the Board, among other skills and qualifications, substantial experience in entrepreneurial finance and operations. His tax and accounting practice, longtime residency in the Bank’s northern market territory and service as a director of Success National Bank have also provided him a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.
The Board of Directors recommends a vote “FOR” the above nominees.
Continuing Directors
The business experience for at least the past five years of each continuing member of the Board of Directors and each individual’s qualifications to serve as a director are set forth below.
Cassandra J. Francis. Age 47. Ms. Francis is the principal of Kariatid, LLC, and provides management, real estate and construction related strategic planning, program and project advisory services to public, private and non-profit organizations and professional associations. Ms. Francis previously served as Executive Director and Vice President of Clayco, Inc., a national design-build construction firm, and as the Director of Olympic Village Development for Chicago’s bid to host the 2016 Summer Olympic and Paralympic Games. Prior to serving as the Director of Olympic Village Development, she held various management positions, including Senior Vice President of U.S. Equities Development, L.L.C. from 1995 to 2008. Ms. Francis is an accredited member of the American Institute of Certified Planners, is an LEED accredited professional, and is licensed as a Real Estate Managing Broker in the State of Illinois and as a Real Estate Principal Broker in the State of Indiana. She is also a member of the Board of Governors of Lambda Alpha International, an honorary land economics society, the Chicago Advisory Board of the Urban Land Institute, and the Board of Directors of Chicago Loop Alliance, a business organization that supports economic development, programming and improvements to Chicago’s central business district. Ms. Francis has been a director of the Company and the Bank since 2006. She is a member of the Asset Liability Management Committee of the Bank, and has been a member of the Corporate Governance and Nominating Committee and the Human Resources Committee of the Company since the 2012 Annual Meeting of Stockholders.
Ms. Francis brings to the Board, among other skills and qualifications, substantial experience in urban planning and commercial real estate development and operations, with particular emphasis in retail development and leasing. She also has extensive experience with commercial real estate finance and valuations, particularly in Midwestern markets.
F. Morgan Gasior. Age 49. Mr. Gasior has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation in 2004, and of the Bank since 1989, and as a director of the Bank since 1983. He held the same positions with the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Gasior has been employed by the Bank in a variety of positions since 1984, and became a full-time employee in 1988 when he was appointed as Executive Vice President and Chief Operating Officer. Mr. Gasior serves as the Chairman of the Executive Committees of the Company and the Bank and is a member of the Asset Quality and Asset Liability Management Committees of the Bank. He was also a director and officer of Financial Assurance Services, Inc. from 1989 through 2003. Mr. Gasior is licensed as an attorney in the States of Illinois and Michigan, but he does not actively practice law.
Mr. Gasior brings to the Board, among other skills and qualifications, a comprehensive understanding of the Bank’s strategies, operations and customers based on his more than 29 years of service as an employee and officer of the Bank. He has led the development and implementation of the Bank’s financial, lending, operational, technology and expansion strategies, and this experience has uniquely positioned him to adjust the Company’s business strategies to respond to changing economic, regulatory and competitive conditions, and to discern and coordinate operational changes to match these strategies. His position on the Board also provides a direct channel of communication from senior management to the Board.
Thomas F. O’Neill. Age 66. Mr. O’Neill is a Principal of Ranieri Partners. He joined Ranieri Partners in 2010 as the Chairman of Ranieri Partners Financial Services Group, a company formed to acquire and manage financial services companies, including money management and investment management firms. Mr. O’Neill also works with Ranieri Partners’ investment funds and operating companies. In 2010, Mr. O’Neill retired from Sandler O’Neill & Partners, an investment banking firm he co-founded in 1988 that advises banks, thrifts and other domestic and international financial services firms on a broad range of strategic and transactional matters, including mergers and acquisitions and other strategic transactions, capital formation and financings, asset - liability management and asset purchases and dispositions. Prior to co-founding Sandler O’Neill, Mr. O’Neill was a Managing Director at Bear Stearns and was the Co-Manager of Bear Stearns’ Financial Services Group. Mr. O’Neill began his career at L.F. Rothschild & Co. in 1972, where he served as the Managing Director of the Bank Service Group. Mr. O’Neill currently serves on the Boards of Directors of the NASDAQ, the Archer Daniels Midland Company and Misonix, Inc. He is a member of the Audit Committee and the Finance Committee for the NASDAQ and is a member of the Finance Committee for the Archer Daniels Midland Company. Mr. O’Neill has been a director of the Company and a member of the Corporate Governance and Nominating Committee and the Human Resources Committee of the Company since the 2012 Annual Meeting.
Mr. O’Neill brings to the Board, among other skills and qualifications, substantial experience and expertise in a broad range of matters that affect publicly-traded bank and thrift holding companies, including corporate governance, asset-liability management, investment management, mergers and acquisitions, asset purchases and dispositions and corporate finance.
Joseph A. Schudt. Age 75. Mr. Schudt served as the Principal Partner and President of Joseph A. Schudt & Associates, a professional engineering firm based in Frankfort, Illinois, specializing in engineering design, environmental analyses and land surveying, from 1972 to 2004. Mr. Schudt currently serves as a Vice President of Joseph A. Schudt & Associates. Mr. Schudt is licensed as a professional engineer in seven states, including Illinois. He has been a director of the Company since its formation in 2004, and of the Bank since 1992. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Schudt is the Chairman of the Asset Quality Committee of the Bank, is a member of the Executive Committees of the Company and the Bank, and has been a member and the Chairman of the Corporate Governance and Nominating Committee and the Human Resources Committee of the Company since the Company’s 2011 Annual Meeting of Stockholders.
Mr. Schudt brings to the Board, among other skills and qualifications, substantial experience in commercial real estate construction and development, and federal, state and local requirements relating to project development, land use and environmental remediation. His experience as a member and the Chairman of the Bank’s Asset Quality Committee has provided him with a thorough knowledge of the Bank’s loan portfolio and portfolio management practices, as well as applicable financial, consumer and social compliance regulations.
Terry R. Wells. Age 54. Mr. Wells has served as the Mayor of the Village of Phoenix, Illinois since 1993. Mr. Wells has also taught history and social studies since 1981 at the elementary and high school levels, and presently teaches U.S. History at Thornton Township High School in Harvey, Illinois. He is also a member of the Board of Directors of Pace, a Division of the Regional Transportation Authority (Illinois), and the Board of Trustees of South Suburban College. Mr. Wells served as President of the South Suburban Mayors and Managers Association from 2009 through 2010. Mr. Wells has been a director of the Company since its formation in 2004, and of the Bank since 1994. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Wells is a member of the Audit Committees of the Company and Bank, and has been a member of the Corporate Governance and Nominating Committee and the Human Resources Committee of the Company since the Company’s 2012 Annual Meeting of Stockholders.
Mr. Wells brings to the Board, among other skills and qualifications, substantial experience in municipal government and finance, community and economic development and serving the needs of low- and moderate-income borrowers and communities. His experience as an educator has also provided him with significant expertise in secondary and post-secondary vocational training applicable to the Bank’s customer service and support personnel.
Director Independence
The Board of Directors has determined that, except for Mr. Gasior, who serves as the Chairman, Chief Executive Officer and President of the Company, each of the Company’s directors is “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market.
Executive Officers Who Are Not Directors
Set forth below is information, as of April 22, 2013, regarding the principal occupations for at least the past five years of the individuals who serve as executive officers of the Company and/or the Bank who are not directors of the Company or the Bank. All executive officers of the Company and the Bank are elected annually by their respective Boards of Directors and serve until their successors are elected and qualify. No executive officer identified below is related to any director or other executive officer of the Company or the Bank. Except as indicated elsewhere in this Proxy Statement, there are no arrangements or understandings between any officer identified below and any other person pursuant to which any such officer was selected as an officer.
Gregg T. Adams. Age 54. Mr. Adams has served as the Executive Vice President of the Marketing and Sales Division of the Bank since 2001 and was the Senior Vice President of the Marketing and Sales Division from 2000 to 2001. Mr. Adams joined the Bank in 1986 and has served in various positions with the Bank and its former real estate subsidiary, Financial Properties, Inc., including as Vice President of Marketing Development. Mr. Adams is also a director of Financial Assurance Services, Inc.
James J. Brennan. Age 62. Mr. Brennan has served as the Secretary and General Counsel of the Bank since 2000 and of the Company since its formation in 2004, and held the same positions with BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 2000 to 2005. Mr. Brennan also serves as the Executive Vice President of the Corporate Affairs Division of the Company and the Bank. Mr. Brennan was a practicing attorney from 1975 until 2000. Prior to joining the Bank and its parent companies, he was a partner in the law firm of Barack Ferrazzano Kirschbaum & Nagelberg, Chicago, Illinois, and was the Co-Chairman of the firm’s Financial Institutions Group and a member of its Management Committee. Mr. Brennan is also a director of Financial Assurance Services, Inc.
Christa N. Calabrese. Age 64. Ms. Calabrese has served as the President of the Bank’s Commercial Banking Northern Region since 2001. She served as the Chief Lending Officer of Success National Bank from 1992 until it was acquired by the Company in 2001, and during that time she held the offices of Executive Vice President and Senior Vice President. Ms. Calabrese was an Asset Specialist with the Resolution Trust Corporation from 1990 to 1992 and held commercial lending positions with several Chicago area community banks from 1969 to 1990.
Paul A. Cloutier, C.P.A. Age 49. Mr. Cloutier has served as the Chief Financial Officer and Treasurer of the Company since its formation in 2004, of the Bank since 1991, and of BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Cloutier also serves as the Executive Vice President of the Finance Division of the Company and the Bank. He is a registered certified public accountant in the State of Michigan and is a member of the American Institute of Certified Public Accountants. Prior to joining the Bank and its parent companies, he was a Senior Tax Associate with Coopers & Lybrand.
William J. Deutsch, Jr. Age 45. Mr. Deutsch has served as the President of the Bank’s National Commercial Leasing Division since January 2011, and was the Senior Vice President of the National Commercial Leasing Division from 2002 to 2011. Prior to joining the Bank, Mr. Deutsch was the Senior Vice President – Lease Finance Group for the First Bank of Highland Park.
John G. Manos. Age 52. Mr. Manos has served as the President of the Bank’s Commercial Banking Southern Region since 2006. He has held various positions with the Bank since 1999, including Senior Vice President, Vice President and Senior Vice President of Regional Commercial Banking. Prior to joining the Bank, Mr. Manos was the Manager – Commercial Lending for Preferred Mortgage Associates.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 22, 2013, certain information as to the beneficial ownership of shares of the Company’s common stock by: (i) those persons or entities known by the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock; (ii) each director and nominee for election as director; (iii) each named executive officer of the Company; and (iv) all directors and executive officers of the Company and the Bank as a group. The address for each individual listed below is: care of BankFinancial Corporation, 15W060 North Frontage Road, Burr Ridge, Illinois 60527. An asterisk denotes beneficial ownership of less than one percent.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	2,054,614	(2)	9.75%
BankFinancial, F.S.B. Employee Stock Ownership Plan Trust 2321 Kochs Lane Quincy, Illinois 62305	1,851,228		8.78%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas 78746	1,632,966	(2)	7.75%
M3 Partners LP 10 Exchange Place, Suite 510 Salt Lake City, Utah 84111	1,268,282	(2)	6.02%
Black Rock, Inc. 40 East 52nd Street New York, New York 10022	1,249,431	(2)	5.93%
PL Capital Group 20 East Jefferson Ave, Suite 22 Naperville, Illinois 60540	1,167,241	(3)	5.54%
Directors and Nominees
Cassandra J. Francis	25,500		*
F. Morgan Gasior	277,967	(4)	1.32%
John M. Hausmann	57,209		*
Thomas F. O’Neill	—	(5)	*
Joseph A. Schudt	103,855	(6)	*
Terry R. Wells	47,000		*
Glen R. Wherfel	61,181	(7)	*
Named Executive Officers (other than Mr. Gasior):
Paul A. Cloutier	93,301	(8)	*
James J. Brennan	175,815	(9)	*
William J. Deutsch, Jr.	31,235	(10)	*
Christa N. Calabrese	50,994	(11)	*
All Directors and Executive Officers (including Named Executive Officers) as a Group (13 persons)	1,118,668		5.31%
Footnotes on following page.

(1)
The information reflected in this column is based upon information furnished to us by the persons named above and the information contained in the records of our stock transfer agent. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2)	Amount of shares owned and reported on the most recent Schedule 13G filings with the SEC, reporting ownership as of December 31, 2012.

(3)	Amount of shares owned and reported on the most recent Schedule 13D filing with the SEC, reporting ownership as of February 5, 2013.

(4)
Includes 25,116 shares held by the BankFinancial and Subsidiaries Associate Investment Plan and 10,351 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan. Also includes 122,500 shares held in trust for Mr. Gasior’s spouse and 2,500 shares held by Mr. Gasior’s spouse’s individual retirement account. Mr. Gasior disclaims beneficial ownership of these 125,000 shares.

(5)
Mr. O’Neill has committed to acquiring shares of the Company’s stock as promptly as practicable after the provisions of the Company’s Insider Trading Policy permit him to acquire shares, which will be no sooner than the third business day after the Company files its Quarterly Report on Form 10-Q for the first quarter of 2013.

(6)
Includes 67,440 shares held in trust and 30,438 shares held by an individual retirement account. In addition, includes 5,977 shares held by Mr. Schudt’s spouse’s individual retirement account. Mr. Schudt disclaims beneficial ownership of these 5,977 shares.

(7)	Includes 28,681 shares held in trust and 7,500 shares held by an individual retirement account.

(8)	Includes 10,351 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan. Mr. Cloutier’s holdings include 82,950 shares of common stock subject to pledge.

(9)
Includes 80,164 shares held by the BankFinancial and Subsidiaries Associate Investment Plan, 10,351 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan. Also includes 300 shares held by Mr. Brennan’s spouse. Mr. Brennan disclaims beneficial ownership of these 300 shares.

(10)	Includes 17,195 shares held by the BankFinancial and Subsidiaries Associate Investment Plan, 9,940 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan,

(11)	Includes 15,697 shares held by the BankFinancial and Subsidiaries Associate Investment Plan and 10,297 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan.
Section 16(a) Beneficial Ownership Reporting Compliance
The Company’s executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of the Company’s common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for the year ended December 31, 2012, no executive officer, director or 10% beneficial owner of shares of the Company’s common stock failed to file any required ownership report on a timely basis during this period.
CODE OF ETHICS
The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market, that applies generally to the Company’s directors, officers, and employees. The Code of Ethics for Senior Financial Officers and the Code of Business Conduct have been reviewed annually by the Board of Directors since the time of their adoption and the reviews have not resulted in any revisions.
BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT
Leadership Structure.  The Company’s Board of Directors has a distributed leadership structure. The Board has established a standing Executive Committee consisting of the Chief Executive Officer and the Chairs of the Audit and Asset Quality Committees, each of whom is an independent Director. Thus, a two-thirds majority of the membership of the Executive Committee consists of independent Directors. The Executive Committee exercises the authority of the Board between meetings on matters not reserved exclusively to the Board by the Company’s charter or bylaws. In addition, independent directors chair the Corporate Governance and Nominating Committee and the Human Resources Committee, the members of which are all independent Directors.
In 2010, the Board amended the charter of the Corporate Governance and Nominating Committee to provide that the Chair of this committee will serve as the Board’s Lead Director. The Lead Director calls and presides at all executive sessions or special meetings of the Board’s outside, independent directors and provides feedback to the Chief Executive Officer regarding the same; works with the Chairs of the other committees of the Board to ensure coordinated coverage of the Board’s duties and responsibilities; serves as a supplemental point of contact for Board members and stockholders; serves as a liaison between the Board’s outside, independent Directors and the Chief Executive Officer; coordinates the implementation of the charter of the Corporate Governance and Nominating Committee, including Board performance evaluations; and executes any other duties and responsibilities the Board may establish.
The Chairman of the Board coordinates the Board’s functions, including the activities of the Board’s committees, with the execution of the Company’s business plan and day-to-day operations. Although the Chairman also presides over Board meetings as provided in the Company’s bylaws, the charter of the Corporate Governance and Nominating Committee was amended in 2010 to formalize the Board’s practice of permitting any director to place any item on the agenda for any Board meeting.
The Board periodically meets outside the presence of the Chief Executive Officer. The independent members of the Board also conduct a periodic review of the Company’s financial condition, results of operation, long-term planning, management structure and internal governance practices. The Board utilizes the findings and recommendations resulting from its review to revise and enhance its oversight, as appropriate.
The Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer, and Mr. Gasior currently serves in both capacities. The Board believes that the selection of its Chairman should be based upon the Board’s assessment of the Company’s current operating needs, the suitability of the individual to effectively discharge the duties of the Chairman and the leadership structure that will best serve the interests of the Company and its stockholders. The Board believes that combining the offices of Chairman and Chief Executive Officer is currently an effective governance structure because it provides an efficient and unified responsibility and mechanism for the coordination of the activities of the Board of Directors and those of management. The Board also believes that its creation of the Lead Director position, its policy of universal Board agenda access and its practice of conducting periodic meetings outside the presence of the Chief Executive Officer will achieve benefits that are equivalent to those that might result from separating the offices of Chairman and Chief Executive Officer.
Role in Risk Oversight.  The Board is actively involved in the oversight of risks that could affect the Company through, among other things, its adoption of policies and procedures that establish acceptable risk parameters for lending, investment and other specific functions; the use of internal controls to identify and monitor specific risks; the establishment of an internal audit function that monitors compliance with policies, procedures and internal controls and reports directly to the Board’s Audit Committee; oversight and reporting by Board committees with respect to matters within their jurisdictions; the receipt of periodic reports, and in certain cases, detailed risk assessments, from officers of the Company who are responsible for the oversight of specific functions; and the periodic use of outside consultants to conduct independent reviews of lending activities, information systems risks and certain other functions and activities.
This leadership and risk management structure is designed to ensure that financial, risk, internal control reporting and market information are provided directly to the independent directors of the Company and acted upon as necessary. Taken together, the Board believes that it has an effective leadership structure controlled by independent directors, with open meeting agendas and an established mechanism for oversight and evaluation of the Company as well as the Board’s and management’s execution of their respective responsibilities.
BOARD COMMITTEE REPORTS, POLICIES AND PROCEDURES
Meetings and Committees of the Board of Directors
Board of Directors and Committees. The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors, as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, meet in executive sessions. The standing committees of the Board of Directors of the Company are the Executive, Audit, Corporate Governance and Nominating, and Human Resources Committees. During the year ended December 31, 2012, the Board of Directors of the Company held four regular meetings and three special meetings. No member of the Board of Directors or any Board committee attended less than 75% of the Board meetings and the Board committee meetings on which the director served. In addition, a number of matters were evaluated, considered and/or decided during the year by electronic distribution and voting or consent.
The table below shows current membership for each of the standing Board committees:

Directors	Executive Committee	Audit Committee	Corporate Governance and Nominating Committee	Human Resources Committee
Cassandra J. Francis			✓	✓
F. Morgan Gasior	Chair
John M. Hausmann	✓	Chair
Thomas F. O’Neill			✓	✓
Joseph A. Schudt	✓		Chair	Chair
Terry R. Wells		✓	✓	✓
Glen R. Wherfel		✓
Meetings held during 2012	—	6	1	3
Executive Committee. The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board of Directors, subject to certain limitations contained in the Bylaws of the Company. The members of the Executive Committee of the Company also serve as members of the Executive Committee of the Bank. The three special meetings held by the Board of Directors in 2012 made it unnecessary for the Executive Committee to hold separate meetings.

Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter was attached as Appendix A to the Proxy Statement for the 2012 Annual Meeting. As more fully described in the Audit Committee Charter, the Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company’s independent registered public accounting firm the systems of internal control over financial reporting, and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States. Each member of the Audit Committee is an “independent” director as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that Messrs. Hausmann and Wherfel are qualified as “audit committee financial experts” as currently defined in the regulations of the SEC.
Corporate Governance and Nominating Committee. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which was attached as Appendix B to the Proxy Statement for the 2012 Annual Meeting. The Corporate Governance and Nominating Committee consists, at any point in time, of directors of the Company who qualify as “independent” in accordance with the listing standards of the NASDAQ Stock Market, except that no director may serve on the Corporate Governance and Nominating Committee at any meeting at which he or she has been or is seeking to be proposed as a nominee.
The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If vacancies on the Board of Directors arise, or if a current director is not nominated for re-election, the Corporate Governance and Nominating Committee will determine the skills and experience desired of a new nominee, solicit suggestions for director candidates from all members of the Board of Directors, and may engage in other search activities. During the year ended December 31, 2012, the Company did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for director.
Candidates for a directorship should possess specific attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of the Company, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Corporate Governance and Nominating Committee would also consider the overall character of the candidate and any existing or potential conflict of interest, the candidate’s willingness to serve and ability to devote the time and effort required, the candidate’s record of leadership, and the ability to develop business for the Company and its subsidiaries.
The Corporate Governance and Nominating Committee and the Board of Directors nominate candidates for election to the Company’s Board of Directors based on the candidate’s experience and expertise applicable to the current and expected future business operations of the Company. There is no formal policy with regard to the consideration of diversity in identifying a director nominee, and no specific demographic factors, or absence of such factors, prejudge a candidate’s qualification for nomination to the Board of Directors. The Company’s Bylaws also establish specific qualifications for directors.
The Corporate Governance and Nominating Committee may consider qualified candidates for a directorship suggested by the stockholders of the Company. Stockholders may suggest a qualified candidate for a directorship by writing to BankFinancial Corporation at 15W060 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary, and providing the information described in the Company’s Bylaws concerning the suggested candidate. A suggestion made to the Company’s Secretary concerning a potential candidate for a directorship will not constitute a nomination of the suggested candidate for election as a director. All nominations of candidates for election as a director must strictly comply with the applicable requirements and time limits summarized on page 28 in “Advance Notice of Business to be conducted at an Annual Meeting.”
Human Resources Committee. The Board of Directors has adopted a written charter for the Human Resources Committee, which was attached as Appendix C to the Proxy Statement for the 2012 Annual Meeting. The Human Resources Committee reviews and approves executive compensation, benefit plans, incentive compensation plans and employment agreements, and makes recommendations with respect to those matters to the Board of Directors. Each member of the Human Resources Committee is “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. The meetings of the Human Resources Committee were conducted outside the presence of management to discuss compensation, performance and employment related matters.

AUDIT COMMITTEE REPORT
In accordance with the applicable rules of the SEC, the Audit Committee has prepared the following report for inclusion in this Proxy Statement:
As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2012;

•
Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.
This report has been provided and is respectfully submitted by the Audit Committee:
John M. Hausmann, C.P.A., Chairman
Terry R. Wells
Glen R. Wherfel, C.P.A.
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has engaged Crowe Horwath to audit the financial statements of the Company for the year ending December 31, 2013, subject to the ratification of the engagement by the Company’s stockholders. A representative of Crowe Horwath is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she so desires, as well as to respond to appropriate questions that may be asked by a stockholder. If the appointment of the independent registered public accounting firm is not ratified, the matter of the appointment of the independent registered public accounting firm will be considered by the Company’s Audit Committee.
The Board of Directors recommends a vote “FOR” the ratification of the engagement of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.
Accounting Fees and Services
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath during the years ended December 31, 2012 and 2011:
Audit Fees. The aggregate fees billed to the Company by Crowe Horwath for professional services rendered by Crowe Horwath for the audit of the Company’s annual financial statements and internal controls, review of the financial statements included in the Company’s Annual Reports on Form 10-K and services that are normally provided by Crowe Horwath in connection with statutory and regulatory filings and engagements were $362,500 and $417,320 during the years ended December 31, 2012 and 2011, respectively.
Audit-Related Fees. The aggregate fees billed to the Company by Crowe Horwath for assurance and related services rendered by Crowe Horwath that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above, were $54,300 and $52,500 during the years ended December 31, 2012 and 2011, respectively. This included fees totaling $15,800 that were paid for the annual audit of fiduciary activities that is required by the regulations of the Office of the Comptroller of the Currency for each of the years ended December 31, 2012 and 2011. The other fees were for services related to the Bank’s ESOP and 401(k) Plans, which were paid by the Plans.
Tax Fees. The aggregate fees billed to the Company by Crowe Horwath for professional services rendered by Crowe Horwath for tax consultations and tax compliance were $39,250 and $52,175 during the years ended December 31, 2012 and 2011, respectively.
Audit Committee Pre-Approval Policy
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by Crowe Horwath, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee approved the audit and tax related fees described above during the years ended December 31, 2012 and 2011.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis describes the Company’s compensation philosophy and policies for 2012 as applicable to the executive officers named in the Summary Compensation Table. This section explains the structure and rationale associated with each material element of the named executive officers’ compensation, and it provides context for the more detailed disclosure tables and specific compensation amounts provided in the following section. It is important to note that the Company and the Bank share an executive management team, and except for awards made pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 EIP”), the members of the executive management team are compensated by the Bank rather than the Company, and the Company reimburses the Bank for their services to the Company through intercompany expense allocations. The compensation packages of the named executive officers are determined and approved by the Human Resources Committee based upon each officer’s performance and roles for both the Company and the Bank.
Role of the Human Resources Committee of the Board of Directors
Pursuant to its Charter, the Human Resources Committee is directly responsible for the execution of the Board of Directors’ responsibilities with respect to compensation, performance evaluation and succession planning for the Company’s Chief Executive Officer and other named executive officers. The Human Resources Committee is also responsible for the submission of an annual report on executive compensation to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K. Since the Company’s 2012 Annual Meeting of Stockholders, the Human Resources Committee has been comprised of Messrs. Schudt (Chairman), O’Neill and Wells, and Ms. Francis, each of whom is expected to serve on the committee through the conclusion of the Company’s Annual Meeting of Stockholders on June 25, 2013. Each of the members of the Human Resources Committee is considered “independent” according to the listing standards of the NASDAQ Stock Market, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code, and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.
Compensation Philosophy and Objectives
The overall objective of the Company’s compensation program is to align executive officer compensation with the success of meeting strategic, financial and management objectives and goals. The programs are designed to create meaningful and appropriate incentives to manage the business of the Company and the Bank successfully and to align executive officers’ interests with those of the stockholders of the Company. The program is structured to accomplish the following:

•	encourage a consistent and competitive return to stockholders over the long-term;

•
maintain a corporate environment that encourages stability and a long-term focus for the primary constituencies of the Company, including employees, stockholders, communities, clients and government regulatory agencies;

•	maintain a program that:

•	clearly motivates personnel to perform and succeed according to the current goals of the Company;

•	provides management with the appropriate empowerment to make decisions that benefit the primary constituents;

•	attracts and retains key personnel critical to the long-term success of the Company;

•	provides for management succession planning and related considerations;

•	encourages increased productivity; and

•	provides for subjective consideration in determining incentive and compensation components; and

•	ensure that management:

•	fulfills its oversight responsibility to its primary constituents;

•	conforms its business conduct to the Company’s established ethical standards;

•	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the constituents of the Company; and

•	avoids any conflict between its responsibilities to the Company and each executive officer’s personal interests.
Compensation Committee Interlocks and Insider Participation
Mr. Gasior is the only director of the Company and the Bank who is also an executive officer of the Company and/or the Bank. Mr. Gasior does not participate in the decisions of the Boards of Directors of the Company or the Bank or their respective Human Resources Committees concerning his compensation. No executive officer of the Company or the Bank has served on the Board of Directors or on the compensation committee of any other entity that had an executive officer serving on the Company’s Board of Directors or Human Resources Committee.
Compensation Consultant Conflicts of Interest
The Human Resources Committee engaged Frederic W. Cook & Co., Inc. ("Cook & Co.") to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel to the Human Resources Committee. The Compensation Committee has received and reviewed the Cook & Co. consultant independence letter and independence policy addressing factors identified by SEC rules to determine whether certain conflicts of interest disclosures must be made. Cook &

Co. believes that there is no conflict of interest in its role as an advisor to the committee. The following factors were assessed by the committee: Cook & Co.’s provision of services other than the executive and non-employee director compensation matters; the amount of fees received from the Company by Cook & Co. as a percentage of the total revenue of Cook & Co.; the policies and procedures of Cook & Co. that are designed to prevent conflicts of interest; the extent of any business or personal relationships with any member of the committee or any executive officer of the Company; and any ownership of the Company’s stock by individuals on the consulting team employed by Cook & Co. After considering these and other factors in their totality, no conflicts of interest with respect to Cook & Co.’s advice were identified by the committee.
Compensation Principles and Factors
Business Plan Objectives. The Boards of Directors of the Company and the Bank periodically conduct a review of current and anticipated business conditions in the context of the Company’s and the Bank’s financial and competitive position. The review period typically includes at least the previous two fiscal years and up to five years prospectively. In connection with this review, management submits a business plan to the Boards of Directors of the Company and the Bank that proposes strategic, financial and management objectives for the period covered, using multiple scenarios in response to a variety of stated assumptions. The Boards of Directors then evaluate the proposed business plan, and modify its provisions to the extent they deem appropriate. The business plan is updated by management and the Boards of Directors periodically throughout the year to respond to changing circumstances and conditions. The business plan provides a basis for evaluating the future progress of the organization, including all appropriate strategic alternatives, and management’s performance pursuant to the Human Resources Committee’s Charter.
For 2012, the Human Resources Committee considered the Company’s and the Bank’s performance within the context of the 2012 business plan and management’s overall performance, weighing numerous factors within and outside of management’s control.
Corporate Performance and Peer Comparison. In establishing named executive officer compensation, the Human Resources Committee periodically evaluates the Company’s and the Bank’s performance compared to management’s and the Board of Directors’ overall goals and business plan objectives as well as to other financial institutions. The Human Resources Committee believes that using the Company’s and the Bank’s performance as a factor in determining named executive officer compensation levels is a useful tool for aligning the executive officers’ interests with those of the stockholders of the Company. With that in mind, the Human Resources Committee focuses on the Company’s and the Bank’s overall performance relative to the prior calendar year and also considers the performance of local competitors. As part of the evaluation and review, the Human Resources Committee also takes into account the manner in which various subjective issues, such as competition and general and local economic conditions, including unemployment rates and commodities prices and adverse conditions in housing and real estate markets, may have affected performance.
For purposes of comparative analysis in assessing performance, the Company generally considers commercial banks and savings institutions of similar asset size. The group of comparative institutions used in 2012 generally, but not exclusively, included local financial institutions with total assets of $1 billion to $10 billion. Given the ever-changing landscape within the banking industry, there is no specifically defined group of companies that is utilized for this analysis. The local financial institutions that were considered in 2012 included Taylor Capital Group, Inc. (TAYC), First Midwest Bancorp, Inc. (FMBI), MB Financial, Inc. (MBFI), Wintrust Financial Corporation (WTFC), PrivateBancorp Inc. (PVTB) and CFS Bancorp, Inc. (CITZ).
The Human Resources Committee believes that peer comparison is a useful tool for staying competitive in the marketplace and attracting and retaining qualified executives. While the Human Resources Committee believes that it is prudent to consider peer comparison in determining compensation practices, it does not establish empirical parameters or benchmarks for using this data. Rather, the Human Resources Committee uses peer comparison data to ensure that executive compensation is reasonable relative to competing organizations.
Performance Reviews and Role of Executives in Committee Meetings. Management reports to the Board of Directors at least annually on its progress in achieving the strategic, financial and management objectives established by the business plan. The Board of Directors then considers the overall performance of the Company and its named executive officers in the context of these objectives, weighing numerous factors and conditions within and outside of management’s control. Upon the completion of this review, the Human Resources Committee reviews current and proposed compensation levels for the Chief Executive Officer and the other named executive officers. The Human Resources Committee relies in part upon the Chief Executive Officer’s self-assessment as well as his assessment of each named executive officer’s individual performance, which considers each named executive officer’s achievements of his or her individual goals each year. However, the Board of Directors and Human Resources Committee exclude the Chief Executive Officer and all other named executive officers from their discussions and formal meetings concerning named executive officer compensation, except to receive the results of the decisions made by the Human Resources Committee or the Board of Directors and other relevant information.
Information Resources and Role of Compensation Consultants. In reviewing current and proposed compensation levels for named executive officers, the Human Resources Committee considers the organizational structure and composition of the Company and the Bank, external information from public sources on peer and competitor compensation practices and levels and other information it deems relevant to its responsibilities. The Human Resources Committee continued to have access to its own outside counsel and compensation consultant during 2012. The Human Resources Committee engaged Cook & Co. to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel to the Human Resources Committee. As part of its work for the Human Resources Committee, Cook & Co. conducted a peer group analysis against peers and converted thrifts covering total compensation and equity incentives for the positions of Director, Chief Executive Officer and Chief Financial Officer.
Components of Executive Compensation
General. All named executive officers of the Company, including the Chief Executive Officer, are currently executive officers of the Bank. On May 19, 2006, the Company adopted the 2006 EIP, and it was subsequently approved by the Company’s stockholders at the 2006 Annual Meeting. Except for awards made pursuant to the 2006 EIP, the Company does not separately compensate its named executive officers. The compensation that the Bank pays to its named executive officers, however, is taken into account in establishing the intercompany expense allocations that the Company pays to the Bank. In connection with its mutual-to-stock conversion in 2005, the Bank also established a tax-qualified employee stock ownership plan (“ESOP”), and named executive officers are eligible to participate in the ESOP subject to vesting and other requirements and limitations applicable to all participants generally.
Base Salary. Generally, base salary levels are established based on job descriptions and responsibilities, either temporary or permanent in nature (including any revisions or proposed revisions thereto), competitive conditions and general economic trends in the context of the Bank’s financial and franchise condition, and performance. The Human Resources Committee determined that, based on the Company’s operating results for the year ended December 31, 2012, the base compensation of the Company’s named executive officers would not be increased in 2013. In 2012, the base salaries of the National Commercial Leasing President and Northern Regional President were increased by 2.5%. No other increases were made to the base salaries of the named executive officers in 2012.
In 2013, the base salaries for the named executive officers are as follows:

Name	Position	2013 Base Salary (1)
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	$405,804
Paul A. Cloutier	Executive Vice President and Chief Financial Officer	$271,998
James J. Brennan	Executive Vice President, Corporate Secretary and General Counsel	$325,468
William J. Deutsch, Jr.	President, National Commercial Leasing	$205,000
Christa N. Calabrese	President, Northern Region Commercial Banking	$232,477

(1)
The base salaries for Mr. Deutsch and Ms. Calabrese were effective as of March 26, 2012; the base salaries for Messrs. Cloutier and Brennan have not changed since 2011; and the base salary for Mr. Gasior has remained the same since 2009.

Non-Equity Incentive Plan Compensation. Annual cash incentive compensation for the Chief Executive Officer, the Chief Financial Officer and the Northern Regional President reflects the relative achievement of the strategic, financial and management objectives established by the business plan, management’s responses to unforeseen circumstances or conditions that materially differ from those originally assumed, and the individual performance factors established for each individual. Annual cash incentive compensation for these individuals is generally established as a range of possible awards based on a percentage of base salary. Other factors considered include recent changes or proposed changes to base salary or other compensation elements, as well as competitive considerations. Based on the Company’s operating results for the year ended December 31, 2012, the Human Resources Committee determined that no cash incentive compensation would be paid to the Company’s Chief Executive Officer, Chief Financial Officer and the Northern Regional President for the year ended December 31, 2012.
Historically, the Company prepared performance- and risk-based incentive compensation matrices for the Chief Executive Officer, the Chief Financial Officer and the Northern Regional President. Taken together, these matrices incorporated direct relationships of the Company’s principal risk exposures and performance based on the Human Resources Committee’s assessments. The matrices were not utilized to evaluate the eligibility of the Chief Executive Officer, the Chief Financial Officer and the Northern Regional President for cash incentive compensation for the year ended December 31, 2012 due to the Human Resources Committee’s determination that, based on the Company’s operating results for the year ended December 31, 2012, these individuals would not be awarded cash incentive compensation for the year ended December 31, 2012. However, information with respect to these matrices is provided below.
Annual cash incentive compensation for the National Commercial Leasing President is based on the 2012 National Commercial Leasing President Incentive Compensation Plan, which takes into account the extent, if any, to which National Commercial Leasing originations and average outstanding balances exceeded the base amounts established in the business plan. The National Commercial Leasing President surpassed his 2012 base expectations and was awarded annual cash incentive compensation. The individual awards applicable to the National Commercial Leasing President are discussed in "Conclusions for the Year Ended December 31, 2012."
Bonus. In 2012, the Company’s business plan assumptions included a total annual bonus payment between 1% and 5% of base salary for the National Commercial Leasing President and the Executive Vice President - General Counsel based on an assessment of their execution of their applicable responsibilities and provided that, after taking into consideration factors both within and outside of the control of the Company and these individuals, the Company’s overall financial performance was generally consistent with the overall projected business plan results. The Company does not use an empirical mathematical formula to determine the amount of the actual annual cash incentive compensation for these bonuses. The Human Resources Committee determined that the National Commercial Leasing President would receive a bonus equal to three percent (3%) of his base salary based on an assessment of his execution of his leadership, planning and controls responsibilities within the National Commercial Leasing Division. The Human Resources Committee further determined that, based on the Company’s operating results for the year ended December 31, 2012, no bonus would be paid to the Executive Vice President - General Counsel for the year ended December 31, 2012.
Equity-Based Compensation. The 2006 EIP established a mechanism by which awards of restricted stock or stock options could be utilized to further align the financial interests of employees, including the named executive officers, with stockholders and, in the future, provide an additional means to attract, retain and reward individuals who contribute to the success of the Company. The Human Resources Committee has established share ownership guidelines (as described below) for the named executive officers and other executive officers. The Human Resources Committee also considers the significant financial investment required of a participant who retains shares granted under the 2006 EIP because such participant must pay current income tax obligations with respect to such shares without having the benefit of selling the shares to generate cash proceeds sufficient to pay such tax liability. In addition, consistent with the purpose of aligning management financial interests with stockholder interests, the Human Resources Committee delegated to the Chief Executive Officer the authority to make grants pursuant to and established a framework for the Chief Executive Officer’s implementation of the 2006 EIP for individuals other than the executive officers of the Company or the Bank. In general, the delegated authority of the Chief Executive Officer is limited to grants to an aggregate of 120,000 restricted shares and 360,000 stock options, and to a maximum per individual of 10,000 restricted shares and 25,000 stock options.
No equity awards were granted to any named executive officer in 2012. The Human Resources Committee believes that the establishment of equity-based compensation programs continues to be an important tool for the retention and attraction of qualified management talent.
Share Ownership Guidelines. In the absence of difficult personal circumstances, the Human Resources Committee encourages the Chief Executive Officer and the other named executive officers of the Company to acquire with their own funds and hold a position in Company shares equal to 100% of the executive’s three-year average annual cash compensation. At December 31, 2012, all of the Company’s named executive officers met all elements of the Human Resources Committee’s share ownership guidelines.
401(k) Plan. The Company has a tax-qualified defined contribution retirement plan covering all of its eligible employees. Employees are eligible to participate in the plan after attainment of age 21 and completion of six months of service. Effective April 1, 2007, the Board of Directors amended the match component of the plan to provide a fixed match in the amount of 50% of the first 6% of compensation deferred under the plan. The Board of Directors amended the match formula after considering the significant benefit provided to all eligible employees under the Bank’s ESOP. The Company could also contribute an additional amount annually at the discretion of the Board of Directors. Contributions totaling $392,714 were made to the 401(k) plan for 2012. All reasonable administrative expenses incurred by the Plan were paid by the Plan.
Employee Stock Ownership Plan and Trust. The Bank implemented the ESOP in connection with the mutual-to-stock conversion, effective as of January 1, 2004. Employees are eligible to participate in the ESOP after the attainment of age 21 and completion of at least one year of employment. As part of the mutual-to-stock conversion, the ESOP trust borrowed funds from the Company and used those funds to purchase 1,957,300 shares of common stock. The shares of common stock purchased by the ESOP are the collateral for the loan. The loan will be repaid principally from the Bank through discretionary contributions to the ESOP over a period of up to 20 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan equals the prime rate plus 100 basis points, adjustable every five years. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid. The Company does not have any equity compensation program that was not approved by its stockholders, other than its ESOP.
Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits under the plan become fully vested upon completion of five years of credited service, with credit given to participants for years of credited service with the Bank prior to the adoption of the plan. However, employees retained through the merger of Downers Grove National Bank were credited with service beginning on the date they first became employed by the Bank. A participant’s interest in his or her account under the plan also fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change of control (as defined in the plan). Vested benefits are payable in the form of shares of common stock and/or cash. Any unvested benefits will be forfeited upon termination of employment in accordance with the terms of the ESOP. Such forfeited amounts remain in the ESOP and are reallocated to remaining participants in accordance with the terms of the ESOP. The Bank’s contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. The ESOP will terminate in the event of a change of control (as defined in the plan). All reasonable administrative expenses incurred by the Plan were paid by the Plan.

All Other Compensation and Perquisites. The Human Resources Committee reviews and monitors the level of other compensation and perquisites offered to the named executive officers in the context of current business operations and general market practices. Excluding the effects of the Bank’s contributions for the health, vacation, 401(k) and ESOP benefits available to all full-time employees and the Bank’s reimbursement of the after-tax premium costs for disability insurance coverages, the Human Resources Committee generally believes that other compensation and perquisites should not exceed 10% of each named executive officer’s total annual cash compensation. As of December 31, 2012, the Company’s compensation practices with respect to other compensation and perquisites met this standard.
Conclusions for Year Ended December 31, 2012
Executive Summary. The following is a brief summary of the compensation decisions the Human Resources Committee made with respect to the named executive officers for 2012 and 2013:

•	Except for the National Commercial Leasing President, no cash incentive compensation payments or bonuses were awarded to the named executive officers for the year ended December 31, 2012.

•	No equity awards were granted to the named executive officers for the year ended December 31, 2012.

•
On March 26, 2012, the base salaries of the National Commercial Leasing President and Northern Regional President were increased by 2.5%, consistent with the Company’s general base compensation practices for 2012. No other increases were made to the base salaries of the named executive officers in 2012.

•	No increases were made to the base salaries of the named executive officers in 2013.
Review of Chief Executive Officer. The Human Resources Committee met outside the presence of management to review the Chief Executive Officer’s performance in the context of the approved business plan, and the extent to which established strategic, financial and management objectives were realized during 2012. The Human Resources Committee also evaluated the overall state of the Company’s franchise and strategic position, capabilities and direction consistent with the Chief Executive Officer’s execution of his leadership and planning responsibilities. The Human Resources Committee determined that, based on the Company’s operating results for the year ended December 31, 2012, no cash incentive compensation would be paid to the Company’s Chief Executive Officer for the year ended December 31, 2012, and that the base compensation of the Company’s Chief Executive Officer would not be increased in 2013. Because of this decision, the Human Resources Committee did not utilize a performance- and risk-based incentive compensation matrix to evaluate the eligibility of the Chief Executive Officer for cash incentive compensation or an increase in base compensation. The Board of Directors, with Mr. Gasior not participating, ratified the actions of the Human Resource Committee with respect to the Chief Executive Officer.
The performance- and risk-based incentive compensation matrix that has historically been used to evaluate the eligibility of the Chief Executive Officer for cash incentive compensation or an increase in base compensation encompasses five separately weighted performance areas – core earnings per share (25%), internal controls (25%), asset quality (25%), marketing and business development (15%), and leadership and planning (10%). For the matrix that was originally established for the year ended December 31, 2012, there were no predetermined numerical criteria for asset quality, leadership and planning or marketing and business development. The predetermined criterion for internal controls was the absence of significant or material deficiencies. The core earnings per share target and the actual results of the year ended December 31, 2012, are set forth in the table below.

CATEGORY	2012 Performance	2012 Plan
Earnings Per Share
Earnings (Loss) Per Share	$(1.36)	$(0.03)
Core Earnings Per Share (1)	0.86	0.92

(1)
Core Earnings per Share represents pre-tax income excluding the provision for loan and lease losses, operations of real estate owned and NPA expenses divided by the weighted average number of shares outstanding.

Review of the Chief Financial Officer. The Human Resources Committee met outside the presence of management to review the performance of the Chief Financial Officer. The Human Resources Committee determined that, based on the Company’s operating results for the year ended December 31, 2012, no cash incentive compensation would be paid to the Company’s Chief Financial Officer for the year ended December 31, 2012, and that the base compensation of the Company’s Chief Financial Officer would not be increased in 2013. Because of this decision, the Human Resources Committee did not utilize a performance- and risk-based incentive compensation matrix to evaluate the eligibility of the Chief Financial Officer for cash incentive compensation or an increase in base compensation. The Board of Directors, with Mr. Gasior not participating, ratified the actions of the Human Resource Committee with respect to the Chief Financial Officer.
The performance- and risk-based incentive compensation matrix for the Chief Financial Officer has historically encompassed five separately weighted performance areas – core earnings per share (5%), internal controls (25%), asset quality-securities (30%), liquidity and interest rate risk (30%), and leadership and planning (10%), and has been used to arrive at the cash incentive compensation for which the Chief Financial Officer was eligible to receive as a percentage of base salary. For the matrix that was originally established for the year ended December 31, 2012, there were no predetermined numerical criteria for asset quality-securities, leadership and planning or liquidity and interest rate risk. The predetermined criterion for internal controls was the absence of significant or material deficiencies. The core earnings per share target and the actual results of the year ended December 31, 2012 were the same as those that were established for the Chief Executive Officer, as reflected in the above table.
Review of National Commercial Leasing President. The Human Resources Committee met outside the presence of management to review the performance of the National Commercial Leasing President. The Human Resources Committee noted that the Chief Executive Officer had assessed the performance of the National Commercial Leasing President and the applicable non-equity incentive and bonus compensation based on the results of the 2012 National Commercial Leasing President Incentive Compensation Plan. The National Commercial Leasing President Incentive Compensation Plan rewards successes in growing the leasing portfolio beyond the 2012 business plan projections. The National Commercial Leasing President, with concurrence of the Chief Executive Officer, projected the expected volume based on numerous items including the prior year’s volume funded and average outstanding, current economic and projected market conditions, lease and loan repayments and other factors.
Because the members of the Board of Directors have had interaction with the Company’s National Commercial Leasing President throughout the year, the Human Resources Committee determined that it had a strong basis to make an evaluation of the National Commercial Leasing President independent of the Chief Executive Officer’s conclusions and recommendations. The Board of Directors, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee with respect to the National Commercial Leasing President.

Component	2012 Performance Thresholds (1)	2012 Percentage Results (2)	2012 Percentage Awarded		2012 Maximum Percentage (3)
New Lease Loans Funded	$70 million	26.2%	0.25%	(4)	0.25%
Average Outstanding Lines of Credit Funded	$4 million	70.5%	0.30%	(4)	0.30%
Leadership, Planning & Controls	—	Met	3.00%	(5)	5.00%

(1)	Represents 2012 business plan funding thresholds.

(2)	Represents the percentage by which actual fundings exceeded funding thresholds.

(3)	Represents the maximum percentage available as incentive compensation.

(4)	Represents the percentage of excess volume awarded as incentive compensation.

(5)	Represents the percentage of base salary earned and paid as cash incentive compensation.
Review of the Northern Regional President. The Human Resources Committee met outside the presence of management to review the performance of the Northern Regional President. The Human Resources Committee determined that, based on the Company’s operating results for the year ended December 31, 2012, no cash incentive compensation would be paid to the Company’s Northern Regional President for the year ended December 31, 2012, and that the base compensation of the Company’s Northern Regional President would not be increased in 2013. Because of this decision, the Human Resources Committee did not utilize a performance- and risk-based incentive compensation matrix to evaluate the eligibility of the Northern Regional President for cash incentive compensation or an increase in base compensation. The Board of Directors, with Mr. Gasior not participating, ratified the actions of the Human Resource Committee with respect to the Northern Regional President.
The performance- and risk-based incentive compensation matrix for the Northern Regional President has historically encompassed six weighted performance areas – customer service (25%), asset quality (25%), loan growth (15%), deposit growth (15%), internal controls (10%) and leadership and planning (10%), and has been used to arrive at the cash incentive compensation for which the Northern Regional President was eligible to receive as a percentage of base salary. For the matrix that was originally established for the year ended December 31, 2012, there were no predetermined numerical criteria for asset quality, loan growth, deposit growth, customer service or leadership and planning. The predetermined criterion for internal controls was the absence of significant or material differences.
Review of Other Named Executive Officers. The Human Resources Committee met outside the presence of management to review the performance of the other named executive officers of the Company. The Human Resources Committee noted that the Chief Executive Officer had submitted assessments of the performance of the other named executive officers of the Company to the Human Resources Committee. The Human Resources Committee reviewed and evaluated the information provided by the Chief Executive Officer.
Review of Executive Vice President - General Counsel. The Human Resources Committee met outside the presence of management to review the performance of the Executive Vice President - General Counsel. The Human Resources Committee determined that, based on the Company’s operating results for the year ended December 31, 2012, no bonus would be paid to the Company’s Executive Vice President - General Counsel for the year ended December 31, 2012, and that the base compensation of the Company’s Executive Vice President - General Counsel would not be increased in 2013. The Board of Directors, with Mr. Gasior not participating, ratified the actions of the Human Resource Committee with respect to the Executive Vice President - General Counsel.

Reasonableness of Compensation
After considering all components of the compensation program for the named executive officers, the Human Resources Committee has determined that such compensation is reasonable and appropriate.
The incentive compensation programs for the Chief Executive Officer, the Chief Financial Officer, National Commercial Leasing President and the Regional Presidents include both asset quality and internal control risk measurements. Similar controls exist within the incentive compensation plans for non-executive officers and employees of the Company, as applicable. In addition, the measurement and review of the asset quality and internal controls performance are separated from the applicable business operations, including audits by the Company’s Internal Audit Division, the Company’s independent external audit firm and other third-party independent reviews. Finally, the overall system of internal controls is robust and provides multiple levels of controls to reasonably detect and prevent instances of excessive risk taking within the organization.
Tax and Accounting Treatment
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executive officers of public companies. The limitations on the deductibility of executive compensation imposed under Section 162(m) did not affect the Company during 2012 because the compensation paid to the Company’s executive officers in 2012 did not exceed these limitations. The 2006 EIP provides the Human Resources Committee with flexibility to address issues that may arise under Section 162(m), and contains provisions that could be utilized to reduce its potential adverse effects.
Code Section 409A. The Human Resources Committee has monitored regulatory developments under Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004 and deals with specific tax rules for non-qualified deferred compensation plans. The Company previously revised certain provisions in its employment agreements with the Chief Executive Officer, the other named executive officers and certain other officers to address Section 409A and the final Treasury Regulations under Section 409A. The 2006 EIP provides the Human Resources Committee with flexibility to address issues that may arise under Section 409A, and contains provisions that could be utilized to reduce its potential adverse effects.
Other Taxation Issues. The Human Resources Committee believes that, as the Company’s compensation structures become more complex, the effects of the alternative minimum tax and other taxation issues could affect the net intended effect of the Company’s compensation plans. Although no specific action is warranted at this time, the Human Resources Committee intends to monitor the effects of the alternative minimum tax and other taxation issues on the Company and its directors, officers and associates when evaluating various compensation principles, practices and plans.
Accounting for Stock-Based Compensation. Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”), requires companies to record the compensation cost for stock options, restricted stock and other equity-based compensation arrangements that are provided to employees in return for employment service. The cost is based on the grant date fair value, and this cost is expensed over the requisite service period, which is normally the vesting period of the award. ASC Topic 718 applies to awards granted or modified in years beginning in 2006 and thus applies to awards granted pursuant to the 2006 EIP. The Human Resources Committee evaluates the potential adverse impact of ASC Topic 718 on future compensation expense when determining the size and types of awards to be granted under the 2006 EIP.
HUMAN RESOURCES COMMITTEE REPORT
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in BankFinancial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.
This report has been provided and is respectfully submitted by the Human Resources Committee:
Joseph A. Schudt, Chairman
Cassandra J. Francis
Thomas F. O’Neill
Terry R. Wells

EXECUTIVE COMPENSATION
The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other three most highly compensated executive officers who served in such capacities during 2012:
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock Awards	Option Awards (1)	All Other Compensation (3)	Total Compensation
F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President	2012	$405,804	$—	$—	$—	$—	$40,755	$446,559
	2011	405,804	—	—	—	—	39,877	445,681
	2010	405,804	—	—	—	—	43,330	449,134
Paul A. Cloutier Executive Vice President and Chief Financial Officer	2012	$271,998	$—	$—	$—	$—	$40,074	$312,072
	2011	269,009	—	—	—	—	34,878	303,887
	2010	259,046	—	—	—	—	43,551	302,597
James J. Brennan Executive Vice President, Corporate Secretary and General Counsel	2012	$325,468	$—	$—	$—	$—	$37,564	$363,032
	2011	321,891	—	—	—	—	30,171	352,062
	2010	309,969	—	—	—	—	37,984	347,953
William J. Deutsch, Jr. National Commercial Leasing President (2)	2012	$203,654	$6,150	$54,247	$—	$—	$20,649	$284,700
Christa N. Calabrese President, Northern Region Commercial Banking	2012	$230,950	$—	$—	$—	$—	$27,109	$258,059
	2011	226,807	—	—	—	—	25,549	252,356
	2010	226,807	—	12,000	—	—	31,482	270,289

(1)
On September 2, 2011, the Board extended the expiration date of certain outstanding stock options held by the named executive officers to September 5, 2012. The incremental fair value of the stock option extension was calculated in accordance with ASC Topic 718 and deemed immaterial. The assumptions used in calculating these amounts are set forth in Note 13 to our Financial Statements for the year ended December 31, 2011, which is located on pages 115 through 117 of our 2011 Annual Report on Form 10-K.

(2)	Mr. Deutsch was not a named executive officer in 2010 or 2011.

(3)	All other compensation for the named executive officers during fiscal 2012 is summarized below:

Name	Perquisites(i)	Insurance(ii)	Tax Reimbursement(iii)	401(k) Match	ESOP Contribution(iv)	Total “All Other Compensation”
F. Morgan Gasior	$19,200	$2,487	$1,620	$6,250	$11,198	$40,755
Paul A. Cloutier	$18,540	$1,717	$1,119	$7,500	$11,198	$40,074
James J. Brennan	$15,522	$2,025	$1,319	$7,500	$11,198	$37,564
William J. Deutsch, Jr.	$6,000	$1,323	$862	$2,757	$9,707	$20,649
Christa N. Calabrese	$6,627	$1,480	$964	$7,243	$10,795	$27,109

(i)	Includes use of an automobile or an automobile allowance, and in the case of Messrs. Gasior, Cloutier and Brennan, club dues.

(ii)
Consists of premiums paid by the Company during the fiscal year with respect to additional short- and long-term disability insurance for each named executive officer. Certain amounts were paid by the executive and reimbursed by the Company under employment agreement provisions that reduce, on a dollar-for-dollar basis, the Bank’s obligations under such executive’s employment agreement in the event of the executive’s death or disability by the amount of insurance proceeds received by the executive’s named beneficiary.

(iii)
Reflects reimbursement for income and employment taxes incurred by the executive as a result of the insurance premiums paid by the executive and reimbursed by the Company. See note (ii) above and discussion below for additional information.

(iv)	Includes the Bank’s contribution to the executive’s ESOP account plus any amounts reallocated as a result of forfeitures by terminated ESOP participants.

Plan-Based Awards
The following table sets forth for the year ended December 31, 2012 certain information as to grants of plan-based awards for the named executive officers under the terms of the Executive Incentive Compensation Plan. For the year ended December 31, 2012, no payments were made. Please refer to the “Summary Compensation Table” for details.

Name	Grant Date	Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards
		Threshold	Target	Maximum
F. Morgan Gasior	(1)
Paul A. Cloutier	(1)
James J. Brennan	(1)
William J. Deutsch, Jr.	(2)	$—	$26,801	$102,500
Christa N. Calabrese	(1)

(1)	Messrs. Gasior, Cloutier, Brennan, and Ms. Calabrese did not participate in any incentive plans during fiscal 2012.

(2)
Mr. Deutsch is eligible to receive an incentive cash bonus under the National Commercial Leasing Incentive Sales Compensation Plan. Under the plan, a target amount is not determinable. Therefore, the target amount provided for Mr. Deutsch is a representative amount that would be earned under the 2012 plan if fiscal 2011 performance were achieved with no discretionary adjustment.

Outstanding Equity Awards at Fiscal Year-End
All stock options expired in September and December 2012. No option awards or stock awards were outstanding as of December 31, 2012.
Option Exercises and Stock Vested During 2012
No options were exercised by and no restricted stock awards vested for the named executive officers during 2012.
Potential Payments upon Termination or Change of Control
The following table sets forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the named executive officers would be entitled upon a termination of employment as of December 31, 2012. As is more fully described below, the named executive officers entered into employment agreements with the Company and/or the Bank, as applicable (each, an “Employment Agreement”), which provide for payments and benefits to a terminating executive officer following a termination other than for “cause” or by resignation. Except for the payments and benefits provided by the Employment Agreements, all other payments and benefits provided to any named executive officer upon termination of his or her employment are the same as the payments and benefits provided to other eligible executives of the Bank.

Executive	Potential Payments Upon Termination or Change of Control	Termination by the Bank			Other Types of Termination			Change of Control (3)
		For Cause	For Disability (1)	Without Cause (2)	By Resignation	For Good Reason (2)	Upon Death (1)
F. Morgan Gasior	Cash payments	$—	$919,309	$1,223,662	$—	$1,223,662	$919,309	$1,223,662
	Continued Benefits	—	14,536	19,382	—	19,382	14,536	19,382
Paul A. Cloutier	Cash payments	$—	$619,495	$807,553	$—	$807,553	$619,495	$807,553
	Continued Benefits	—	24,143	32,190	—	32,190	24,143	32,190
James J. Brennan	Cash payments	$—	$739,803	$964,828	$—	$964,828	$739,803	$964,828
	Continued Benefits	—	14,536	19,382	—	19,382	14,536	19,382
William J. Deutsch, Jr.	Cash payments	$—	$317,721	$317,721	$—	$317,721	$317,721	$317,721
	Continued Benefits	—	6,325	6,325	—	6,325	6,325	6,325
Christa N. Calabrese	Cash payments	$—	$532,882	$709,808	$—	$709,808	$532,882	$709,808
	Continued Benefits	—	11,513	15,351	—	15,351	11,513	15,351
Footnotes on following page.

(1)
For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of his/her employment period. The cash payments for Mr. Deutsch includes a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive’s employment period. None of the named executive officers had outstanding equity awards on December 31, 2012. Continued benefits reflect the incremental cost of core benefits to the Company during the executive’s remaining employment period based on actual cost for 2012. Excludes any reduction in benefit as a result of disability insurance or federal social security disability payments.

(2)
For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. The cash payments for Mr. Deutsch includes a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive’s employment period. None of the named executive officers had outstanding equity awards on December 31, 2012. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2012, except for Mr. Deutsch, whose continued benefits reflect the incremental cost of core benefits to the Company during the executive’s remaining employment period.

(3)
The payments reflected in this column assume the executive terminated for good reason in connection with a change of control. For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. The cash payments for Mr. Deutsch includes a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive’s employment period. None of the named executive officers had outstanding equity awards on December 31, 2012. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2012, except for Mr. Deutsch, whose continued benefits reflect the incremental cost of core benefits to the Company during the executive’s remaining employment period. If applicable, executive severance benefits are reduced to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code. No reduction in benefits was required as of the assumed December 31, 2012 termination date.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table on the previous page do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued but unpaid salary and vacation pay.

•	Distributions of plan balances under the Bank’s 401(k) plan and its ESOP. See “401(k) Plan” and “Employee Stock Ownership Plan and Trust” on page 17 for an overview of the 401(k) and the ESOP.
Employment Agreements. The Bank entered into employment agreements with each of Messrs. Gasior, Brennan, and Cloutier in 2003 and Mr. Deutsch in 2002. In addition, in August 2004, the Bank entered into an employment agreement with Ms. Calabrese that is substantially similar to the agreements for Messrs. Gasior, Brennan and Cloutier. The employment agreements with Messrs. Gasior, Cloutier, Brennan and Deutsch and Ms. Calabrese were amended and restated in May 2008 and amended in December 2012, principally to ensure compliance with Section 409A of the Internal Revenue Code. Each employment agreement had an initial term of 36 months (other than Mr. Deutsch’s employment agreement, which had an initial term of 24 months) that can be extended each year for an additional year, at the discretion of the Board of Directors.
Under the employment agreements, the Bank will pay the executive officers the base salary as reflected in the Bank’s payroll records, subject to discretionary increases by the Board of Directors. The 2012 base salaries for Messrs. Gasior, Cloutier, Brennan and Deutsch were $405,804, $271,998, $325,468 and $205,000, respectively, and the 2012 base salary for Ms. Calabrese was $232,477. The employment agreements provide that the base salary may be increased but not decreased. The employment agreements also provide that the executive officer will receive the use of an automobile or an automobile allowance and the payment of designated club dues, provided that, in a given year, these payments may not, in the aggregate, exceed ten percent of the executive officer’s cash compensation. The employment agreements further provide that the executive officer is entitled to participate with other executive officers in non-equity short-term incentive compensation and discretionary non-equity bonuses declared by the Board. In addition to base salary and bonus, the employment agreements provide for, among other things, participation in a Section 125 cafeteria plan, group medical, dental, vision, disability and life insurance plans, referred to as the core plans, 401(k) plan, the ESOP and other employee and fringe benefits applicable to executive personnel.
During the employment period, each executive officer is provided with a supplemental disability insurance policy that pays 60% of base salary for the remaining term of the agreement in the event the executive officer is terminated due to disability. If an executive officer becomes disabled, his or her base salary will be reduced proportionately by the disability payments made under the disability policy and under the federal social security system. Each executive officer is responsible for paying the premiums but receives an annual allowance in an amount sufficient, on an after-tax basis, to equal the premium payments. In the event of termination of employment due to disability, the executive officer will be entitled to his or her earned salary, an amount equal to the annual average of any cash incentive compensation and bonus that the executive officer received during the preceding two fiscal years, except for Mr. Deutsch who would receive an amount equal to the cash incentive compensation he would receive during the current year. The executive officer will receive the prorated employer matching 401(k) plan contribution that the executive officer would be entitled to receive for the current year. In addition, the executive officer will be entitled to the base salary the executive officer would have been paid through the date the employment period would have expired if the executive officer’s employment had not been sooner terminated due to disability, which will be reduced on a dollar-for-dollar basis by the disability insurance and federal social security disability payments referenced above, and continued coverage under the core plans through the date the employment period would have expired, subject to the executive officer’s continued payment of the costs and contributions for which he or she is responsible. After their continued coverage under the core plans expires, Messrs. Gasior,

Cloutier and Brennan and Ms. Calabrese may elect to continue their health care coverage at their sole expense and without any cost to the Bank until they become eligible for Medicare coverage or for coverage under another employer’s group health plan.
In addition to the life insurance benefits provided to regular full-time employees, a supplemental life insurance policy was historically provided to each insurable executive officer in an amount not less than three times the executive officer’s base salary. In May 2007, the Bank purchased bank-owned life insurance insuring the lives of certain officers, including the executive officers. The purchase of bank-owned life insurance enabled the Bank to eliminate the separate life insurance policies on all executive officers except Mr. Gasior in 2007, and on Mr. Gasior on January 1, 2009.
In the event the executive officer’s employment is terminated due to death, his or her surviving spouse and minor children, if any, will be entitled to the same coverage under the core plans that the executive officer would have been provided if his or her employment had terminated due to disability. In addition, the executive officer’s estate or trust, as applicable, will be entitled to the base salary the executive officer would have been paid through the date the employment period would have expired if the executive officer’s employment had not been sooner terminated due to death. If a supplemental life insurance policy has been obtained on the life of the executive officer, the Bank’s obligation to make such payments will be reduced on a dollar-for-dollar basis by the death benefit payments under any supplemental life insurance policy purchased for an executive officer. Except with respect to continued coverage under the core plans and the ability to elect to continue health care coverage under the core plans for an additional period at no cost to the Bank, with the exception of Mr. Deutsch, the Bank will generally have no obligation to pay or provide an executive officer’s estate, surviving spouse, or minor children with any other compensation or benefits on account of the executive officer’s death.
In the event the executive officer’s employment is terminated without cause by the Bank, the executive officer will receive his or her earned salary, prorated incentive compensation, accrued plan contribution, continued coverage under the core plans for 36 months, except for Mr. Deutsch, whose continued coverage would be during the remaining employment period, subject to the executive officer’s payment of costs and contributions for which he or she is responsible, the ability to continue health care coverage thereafter at his or her sole expense, except for Mr. Deutsch, and an amount equal to three times his or her average annual compensation, with the exception of Mr. Deutsch who would be paid his base salary from the effective date of termination through the date the employment period would have expired. Payment of benefits would be made in a single lump sum, except for Mr. Deutsch, for whom the payment would be made in equal installments except for payments upon death and payments that exceed certain "safe harbor" provisions of the Internal Revenue Code.
Under the employment agreements, the executive officer may terminate his or her employment for “Good Reason” by giving notice within 60 days after the event giving rise to the right to terminate employment. Good Reason generally includes (i) the Bank’s decision not to re-elect or failure to re-elect the executive officer to his or her present position; (ii) with the exception of Mr. Deutsch, the Bank’s failure to extend the executive officer’s employment period on the anniversary date for an additional year; (iii) the relocation of the executive officer’s principal place of employment by more than a specified distance; (iv) the reduction in the executive officer’s base salary or a material reduction in benefits to which the executive officer is entitled; (v) the liquidation or dissolution of the Bank or the Company; (vi) the Bank’s material uncured breach of the employment agreement; and (vii) with the exception of Mr. Deutsch, the occurrence of a “Change of Control” as such term is defined in the 2006 EIP. With respect to Mr. Gasior’s employment agreement, “Good Reason” also includes the failure to elect or re-elect him as Chairman of the Board of Directors of the Bank, a change in the composition of the Board of Directors of the Bank such that the current directors no longer constitute a majority of the board other than in certain circumstances where the new board is nominated or appointed by the existing board, or a significant reduction in the scope of his duties, powers, privileges, authority or responsibilities. In the event an executive officer’s employment is terminated for Good Reason, he or she will receive the same amounts, the same coverage under the core plans and the same health insurance coverage continuation rights that he or she would have received if his or her employment had been terminated without cause. An executive officer who terminates his or her employment by resignation other than due to Good Reason will only be entitled to his or her earned salary and vacation through the date of termination.
The executive officer is required under the employment agreement to execute a general release in consideration for any severance amounts. The executive officer also agrees not to compete with the Bank or its affiliates for six months after termination or during the period that severance amounts are paid, if longer. In addition, the executive officer agrees not to solicit the Bank’s customers, their business or the Bank’s employees for eighteen months, which may be reduced in certain circumstances. Payment of amounts due the executive officers under the employment agreements will generally be made in a single lump sum, or in the case of Mr. Deutsch, in equal installments as described above.
In October 2008, the Company entered into employment agreements with Messrs. Gasior, Cloutier and Brennan. The employment agreements have three-year terms and, except as discussed below, are otherwise substantially similar to the respective employment agreements that these individuals have with the Bank. The Board of Directors of the Company reviewed the Company’s employment agreements with Messrs. Gasior, Cloutier and Brennan and approved the extension of their terms through March 31, 2015.
The Company does not separately compensate Messrs. Gasior, Cloutier or Brennan for their services to the Company, except for awards made by the Company under the 2006 EIP. Instead, the Bank pays and provides their cash compensation and benefits (other than benefits under the 2006 EIP), and allocates a portion of this expense to the Company pursuant to an intercompany expense sharing arrangement in proportion to the time and services that they provide to the Company. The employment agreements between the Company and Messrs. Gasior, Cloutier and Brennan thus provide that any cash compensation and benefits that become simultaneously due under both their employment agreements with the Company and their employment agreements with the Bank will be subtracted from those due Messrs. Gasior, Cloutier and Brennan under their respective employment agreements with the Company. The payments and benefits (other than benefits under the 2006 EIP) that each of Messrs. Gasior, Cloutier and Brennan will receive under his employment agreement with the Company if his employment is terminated without cause, for Good Reason or due to death or disability are the same as those provided for in their respective employment agreements with the Bank.
The primary material differences between the Company’s employment agreements with Messrs. Gasior, Cloutier and Brennan and their respective employment agreements with the Bank are that their employment agreements with the Company provide for indemnification under Maryland law (the Company’s state of incorporation) rather than applicable federal law, and further provide that, upon the termination of employment based on the occurrence of a Change of Control as that term is defined in the 2006 EIP, (i) all payments that would otherwise be payable following termination; (ii) the restricted periods applicable to the non-competition and non-solicitation covenants set forth in their respective employment agreements with the Company and their employment agreements with the Bank will be reduced to six months and the scope of the competitive restrictions will be limited to those that existed immediately prior to the Change of Control; and (iii) all obligations that may become due simultaneously under both the Company’s employment agreements with Messrs. Gasior, Cloutier and Brennan and their respective employment agreements with the Bank will first be provided under their employment agreements with the Company. The Company employment agreements do not impose a limit on the compensation that would be payable to Messrs. Gasior, Cloutier or Brennan upon the occurrence of a Change of Control to avoid an “excess parachute payment” under Section 280G of the Internal Revenue Code. However, the payments and benefits that would become due to Messrs. Gasior, Cloutier and Brennan upon the occurrence of a Change of Control currently would not result in any “excess parachute payments” based on their current and historic compensation levels and the relevant terms of their Company employment agreements.
Compensation of Directors
Directors’ Fees. All directors of the Company, other than Mr. O’Neill, are also directors of the Bank. Except for Mr. Gasior, who receives no fees for serving as a director, committee chairperson or committee member, the directors of the Bank received an annual Board fee of $2,000 per month for preparing for and attending meetings of the Board of Directors of the Bank during 2012. Except for the Audit Committee, the Bank did not pay its directors a separate fee during 2012 for serving on board committees. The members of the Audit Committee were paid an Audit Committee fee during 2012 because the Audit Committee is a required entity with separate responsibilities established by applicable laws and regulations. During 2012, the Bank paid an Audit Committee fee of $1,000 per quarter to Mr. Hausmann (the Chairman of the Audit Committee), and $800 per quarter to Mr. Wells (a member of the Audit Committee).
The Company did not separately compensate the members of its Board of Directors other than Mr. O’Neill during 2012 for preparing for and attending meetings of the Board of Directors of the Company. A portion of the Board fees that the Bank paid to its directors, however, was allocated to the Company in the intercompany expense allocations that were made between the Company and the Bank during 2012. Mr. O’Neill was elected to serve as a director of the Company at the 2012 Annual Meeting of Stockholders, and he is not a director of the Bank. Following his election, the Company paid Mr. O’Neill a Board fee of $1,000 per month and also reimbursed him for his travel expenses for attending meetings of the Board of Directors. The Company paid an Audit Committee fee of $800 per quarter to Mr. Wherfel following his appointment to the Audit Committee, and to his predecessor on the Audit Committee, former director Sherwin Koopmans, for serving on the Company’s Audit Committee during portions of 2012. The Company did not compensate the other members of the Audit Committee due to the Audit Committee fee that they received from the Bank. The Company also partially reimbursed Mr. Koopmans for his travel expenses for attending meetings of the Company’s Board of Directors until his term of office expired at the 2012 Annual Meeting of Stockholders.
The Board of Directors fee and the Audit Committee fees for 2012 were unchanged from 2011, except for Mr. O’Neill. The Board fees for 2012 and Audit Committee fees for 2012 have been taken into account in the intercompany expense allocations between the Company and the Bank.
Equity-Based Compensation. The 2006 EIP established a mechanism by which awards of restricted stock or stock options could further align the financial interests of the directors of the Company and the Bank with stockholders and, in the future, provide an additional means to attract, retain and reward individuals who can and do contribute to the success of the Company. The Board of Directors granted long-term equity-based compensation awards (consisting of both restricted stock and stock options) to its members in 2006 and in 2007 and 2010 for Ms. Francis. The 2010 grant to Ms. Francis was awarded based on her years of service consistent with the director equity participation in the 2006 Equity Incentive Plan. Awards under the 2006 EIP were based in part on a member’s experience and on each member’s responsibilities as assigned by the Board of Directors.
The Board of Directors also established share ownership guidelines for directors applicable both to personally-acquired shares and shares acquired through the 2006 EIP. In general, absent difficult personal financial circumstances, the Board of Directors encourages each director in office at least one year to hold a position in Company shares equal to at least 50% of a director’s annual director’s fees. At December 31, 2012, all eligible directors and all directors as a group significantly exceeded this ownership position. In addition, the Human Resources Committee encourages directors to retain all shares granted under the 2006 EIP. At December 31, 2012, the Company’s directors retained 100% of their vested 2006 EIP restricted shares.

The table below provides information on 2012 compensation for directors who served in 2012.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Cassandra J. Francis	$24,000	$24,000
John M. Hausmann, C.P.A.	$28,000	$28,000
Sherwin R. Koopmans (1)	$13,600	$13,600
Thomas F. O’Neill (2)	$6,000	$6,000
Joseph A. Schudt	$24,000	$24,000
Terry R. Wells	$27,200	$27,200
Glen R. Wherfel, C.P.A.	$25,600	$25,600

(1)	Mr. Koopmans did not seek re-election at the 2012 Annual Meeting of Stockholders.

(2)	Mr. O’Neill was elected to the Board of Directors at the 2012 Annual Meeting of Stockholders.
Outstanding Non-Employee Director Equity Awards at Fiscal Year-End
All stock options expired in September and December 2012. No option awards or stock awards were outstanding as of December 31, 2012.
Attendance at Annual Meetings of Stockholders
Although the Company does not have a formal written policy regarding director attendance at annual meetings of stockholders, directors are requested to attend these meetings absent unavoidable scheduling conflicts. All but one of the Company’s current directors attended the 2012 Annual Meeting of Stockholders.
ADVISORY VOTE
Proposal 3 - Advisory Vote on Executive Compensation. Pursuant to the rules and regulations of the SEC, the compensation of the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company and Bank (collectively, the “Named Executive Officers”) is described in detail in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, including the compensation tables and the accompanying narrative discussions.
At our 2011 Annual Meeting, we provided stockholders with the opportunity to vote on an advisory (non-binding) basis as to the frequency that stockholders would vote on a “say-on-pay” proposal, which gives stockholders the opportunity to endorse or not endorse, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers. In light of the advisory vote of stockholders at our 2011 Annual Meeting, we determined to hold the “say-on-pay” advisory vote on an annual basis until the next frequency vote, which will occur no later than our 2017 Annual Meeting. Accordingly, stockholders have the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve the compensation of our “Named Executive Officers,” as described in this Proxy Statement under “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure.
We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.
The “say-on-pay” proposal will be presented at the Annual Meeting in the form of the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board of Directors recommends that the stockholders of the Company vote “FOR” this resolution.
The Board of Directors believes that the Company’s compensation policies and procedures appropriately encourage a culture of pay for performance, serve to attract and retain experienced, highly qualified executives who are critical to the Company’s long term success, and align the compensation of the Named Executive Officers with the long term interests of the Company and its stockholders. Consistent with these objectives, and as discussed more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement.

•	Except for the National Commercial Leasing President, no cash incentive compensation payments or bonuses were awarded to the named executive officers for the year ended December 31, 2012.

•	No equity awards were granted to the named executive officers for the year ended December 31, 2012.

•
No named executive officers received a base salary increase in 2013. In 2012, three of the named executive officers received no base salary increase, and the remaining two - the National Commercial Leasing President and Northern Regional President - received a 2.5% base salary increase.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. At our 2012 Annual Meeting of Stockholders, over 90% of the advisory votes cast were for the approval of the compensation paid to the Company’s Named Executive Officers.
Where no instructions are indicated, validly executed proxies will be voted “FOR” this resolution.
The advisory vote on this resolution will not be binding on the Board of Directors or the Compensation Committee, and will not overrule their prior decisions with respect to the compensation that was paid or awarded to any Named Executive Officer or create or imply any additional fiduciary duty on the Board of Directors or the Human Resources Committee.
The Board of Directors and the Compensation Committee will review the voting results and take them into account when making future decisions on the compensation of the Company’s Named Executive Officers, and will periodically review all material elements of the Company’s executive compensation program and procedures to ensure that they continue to fulfill their objectives. Stockholders have an opportunity to vote annually on the compensation of the Company’s Named Executive Officers.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any stockholder who wishes to contact the Board of Directors or an individual director may do so by writing to the Board of Directors or the individual director care of, BankFinancial Corporation, 15W060 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary. Each communication received will be reviewed by the Secretary and distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communication. The Secretary may attempt to handle an inquiry directly or forward a communication to another employee of the Company for response. The Secretary also has the authority not to forward a communication to the Board of Directors or an individual director if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
TRANSACTIONS WITH CERTAIN RELATED PERSONS
Neither the Bank nor the Company had any outstanding extensions of credit as of December 31, 2012 to any executive officer or directors or to a related interest of a director or executive officer other than Ms. Francis. The Bank made certain secured real estate loans to Ms. Francis and her spouse prior to Ms. Francis’ appointment as a director in 2006, and these loans were considered to be grandfathered from the Bank’s practice of not making loans to directors or executive officers. This extension of credit was made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank, does not involve more than normal risk of collectability or present other unfavorable features, and is not past due or classified as non-accrual, restructured or a potential problem loan. The Bank’s Professional Responsibility Policy provides that no director or executive officer (as defined by the Bank’s Board of Directors) may provide goods or services to the Bank or an affiliate (which includes the Company) unless approved by the disinterested majority of the Board of Directors after full disclosure and it is determined that the arrangement is fair and appropriate. In addition, all transactions between the Bank or its affiliates and a director or executive officer must be conducted on an arm’s length basis, comply with all applicable laws and regulations and be on terms that are no more favorable to the director or executive officer than those afforded to similarly situated customers and vendors.

STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BankFinancial Corporation’s executive office, 15W060 North Frontage Road, Burr Ridge, Illinois 60527, no later than 5:00 P.M., Chicago, Illinois Time, on December 31, 2013. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s Bylaws.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee for election to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not earlier than the 150th day nor later than 5:00 P.M., Chicago, Illinois Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 P.M., Chicago, Illinois Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must include:

•	As to each individual whom the stockholder proposes to nominate for election or re-election as a director,

◦	the name, age, business address and residence address of such individual;

◦	the class, series and number of any shares of stock of BankFinancial Corporation that are beneficially owned by such individual;

◦	the date such shares were acquired and the investment intent of such acquisition; and

◦
all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected);

•
As to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any “Stockholder Associated Person” (as defined in the Company’s Bylaws), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom;

•
As to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

•
As to the stockholder giving the notice and any Stockholder Associated Person described above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•
To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such stockholder’s notice.

Nothing in this Proxy Statement shall be deemed to require the Company to include in its Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting of stockholders must be given to the Company no earlier than December 1, 2013 and no later than 5:00 P.M., Chicago, Illinois Time, on December 31 2013. If notice is received before December 1, 2013 or after 5:00 P.M., Chicago, Illinois Time, on December 31, 2013, it will not be considered timely, and the Company will not be required to present the matter at the next annual meeting of stockholders.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act as determined by a majority vote of those present and voting.

MISCELLANEOUS
The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. The Company has also made arrangements with AST Phoenix Advisors to assist it in soliciting proxies and has agreed to pay the firm a fee of $7,500 plus reimbursable out-of-pocket expenses and telephone solicitation fees. In addition to solicitations by mail, directors, officers and regular employees of the Company and its subsidiaries may solicit proxies personally or by telephone, e-mail, the Internet, letter or facsimile without additional compensation.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BANKFINANCIAL CORPORATION, 15W060 NORTH FRONTAGE ROAD, BURR RIDGE, ILLINOIS 60527, ATTN: JAMES J. BRENNAN, SECRETARY.
BY ORDER OF THE BOARD OF DIRECTORS
James J. Brennan
Secretary
Burr Ridge, Illinois
April 30, 2013